Exhibit 99.1

Orbitz Worldwide, Inc. Reports Second Quarter 2013 Results

Chicago, August 8, 2013 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the second quarter and six months ended June 30, 2013.

•	Room nights grew 20 percent in the second quarter 2013, a six percentage point acceleration from first quarter 2013.

•	Revenue increased 12 percent to $225.8 million in the second quarter 2013.

•	Revenue from hotels and vacation packages grew to represent 48 percent of total revenue for the trailing twelve months (TTM) ended June 30, 2013, up 395 basis points from the TTM ended June 30, 2012.

•	Net income in the second quarter was $0.6 million which includes an $18.1 million write-off of deferred financing fees and other refinancing costs.

•	Adjusted EBITDA grew 33 percent in the second quarter 2013 to $42.9 million.

(in thousands, except	Three Months Ended June 30,			Six Months Ended June 30,
per share data)	2013	2012	Change (a)	2013	2012	Change (a)

Hotel room night growth (b)	20%	3%	17 ppt	17%	3%	14 ppt
Gross bookings	$3,084,888	2,970,189	4%	$6,187,469	$6,113,220	1%
Net revenue	$225,798	$200,977	12%	$428,658	$390,756	10%
Net revenue margin (c)	7.3%	6.8%	0.5 ppt	6.9%	6.4%	0.5 ppt
Net income (loss)	$561	$4,584	(88)%	$146,761	$(1,927)	**
Basic EPS	$0.01	$0.04	(75)%	$1.37	$(0.02)	**
Diluted EPS	$0.00	$0.04	(100)%	$1.32	$(0.02)	**

Operating cash flow	$29,883	$5,376	**	$206,137	$104,129	98%
Capital spending	$9,693	$11,220	(14)%	$17,957	$23,770	(24)%

EBITDA(d)	$18,417	$29,144	(37)%	$30,106	$46,922	(36)%
Other Adjustments	$24,464	$3,001	**	$34,422	$5,782	**
Adjusted EBITDA(d)	$42,881	$32,145	33%	$64,528	$52,704	22%

** Not meaningful.

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents year over year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

(c)	Represents net revenue as a percentage of gross bookings.

(d)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure are contained in Appendix A.

Second Quarter 2013 Financial Results

Gross Bookings and Net Revenue
Gross bookings increased four percent year over year in the second quarter 2013. This increase was driven by higher air fares, higher average booking values per hotel and vacation package transaction, and higher hotel, vacation package, and car volumes. Lower air volume partially offset these increases.

Net revenue was $225.8 million for the second quarter 2013, up 12 percent year over year. This increase was primarily driven by higher hotel and vacation package volume and higher net revenue per air and hotel transaction. Net revenue in the second quarter 2013 also benefited from the addition of an airline servicing revenue stream for one of the company's private label distribution partners. Lower air volume partially offset these increases.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2013	2012	Change	2013	2012	Change

Net Revenue
Standalone Air	$67,464	$67,313	—%	$136,715	$139,557	(2)%
Standalone Hotel	78,189	55,895	40%	141,112	105,360	34%
Vacation Package	38,663	36,388	6%	70,340	66,642	6%
Advertising and Media	15,518	15,261	2%	28,586	26,730	7%
Other	25,964	26,120	(1)%	51,905	52,467	(1)%
Total Net Revenue	$225,798	$200,977	12%	$428,658	$390,756	10%

Domestic	$164,565	$145,073	13%	$314,771	$282,416	11%
International	61,233	55,904	10%	113,887	108,340	5%
Total Net Revenue	$225,798	$200,977	12%	$428,658	$390,756	10%

•
Standalone air net revenue was $67.5 million in the second quarter 2013, flat year over year. Lower volume was offset by higher net revenue per airline ticket and the addition of an airline servicing revenue stream.

•
Standalone hotel net revenue was $78.2 million in the second quarter 2013, up 40 percent year over year. This increase was driven primarily by higher volume and to a lesser extent, higher net revenue per transaction.

•	Vacation package net revenue increased six percent in the quarter to $38.7 million due primarily to higher volume.

•	Advertising and media revenue was $15.5 million in the second quarter 2013, up two percent year over year.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this press release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this press release.

Operating Expenses

Cost of revenue

Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card processing fees and other costs, which include customer refunds and charge-backs and connectivity and other processing costs.

	Three Months Ended June 30,		$	%
	2013	2012	Change	Change
	(in thousands)
Customer service costs	$15,111	$14,011	$1,100	8%
Credit card processing fees	15,789	11,413	4,376	38%
Other	8,388	9,961	(1,573)	(16)%
Total cost of revenue	$39,288	$35,385	$3,903	11%
% of net revenue	17.4%	17.6%

Cost of revenue as a percent of revenue for the second quarter 2013 was down 21 basis points. This leverage was driven by efficiencies at the company's customer service call centers for its consumer brands and lower levels of customer refunds and fraud. This was partially offset by the addition of American Express.

Selling, general and administrative (SG&A) expense

SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other administrative costs.

	Three Months Ended June 30,		$	%
	2013	2012	Change	Change
	(in thousands)
Wages and benefits	$42,158	$37,522	$4,636	12%
Contract labor	5,257	6,223	(966)	(16)%
Network communications, systems maintenance and equipment	7,056	6,653	403	6%
Other	14,830	16,914	(2,084)	(12)%
Total SG&A	$69,301	$67,312	$1,989	3%
% of net revenue	30.7%	33.5%

SG&A expense as a percent of revenue was down 280 basis points in the second quarter 2013, due primarily to lower staffing levels, contract labor costs, foreign currency impacts, travel costs and professional fees. This was partially offset by higher incentives, an increase in stock-based compensation, and lower capitalized wages and benefits.

Marketing expense

Marketing expense is comprised primarily of online marketing costs, such as search engine marketing, travel research and affiliates, and offline marketing costs, such as television, radio and print advertising.

	Three Months Ended June 30,		$	%
	2013	2012	Change	Change
	(in thousands)
Marketing expense	$80,700	$69,136	$11,564	17%
% of net revenue	35.7%	34.4%

Marketing expense as a percent of revenue increased 134 basis points to 35.7 percent for the second quarter 2013, up from 34.4 percent for the second quarter 2012. This increase was due largely to a mix shift towards businesses that have higher marketing as a percent of revenue.

Interest Expense

Net interest expense was $12.7 million in the second quarter 2013, up 37 percent year over year. The increase was due primarily to a higher blended interest rate incurred on the company's term loans driven by its debt refinancing in March 2013 and subsequent debt repricing in May 2013. The weighted average interest rate on the term loans was 6.80 percent for the second quarter 2013 versus 3.34 percent for the second quarter 2012.

At June 30, 2013, Orbitz Worldwide was in compliance with all financial covenants in its Credit Agreement.

Other Expense

Other expense increased $18.0 million year over year in the second quarter due primarily to the write-off of deferred financing fees and other refinancing costs in connection with the repricing of the company's $450 million senior secured term loan facilities in May 2013.

Cash Flow
Operating cash flow was $206.1 million for the six months ended June 30, 2013, a 98 percent increase year over year due primarily to growth in the company's global hotel business and to the timing of cash receipts and payments.

At June 30, 2013, cash and cash equivalents were $222.7 million.

Operational Highlights

Orbitz Worldwide

•
For the second consecutive year, Orbitz topped the list as America's favorite travel company to work for according to social media workplace site Glassdoor.com's 2013 Travel Industry Report Card. Orbitz ranked number one among nearly 40 leading travel employers and was the only online travel company to make the top 10 list.

Consumer Brands

•
In June 2013, HotelClub completed a worldwide re-launch of its brand including a new logo and website, emphasizing HotelClub's rewards program and club benefits. HotelClub also launched ten new currencies in support of its international growth efforts.

•	Across the company's consumer brand portfolio 25 percent of standalone hotel bookings are now being made via mobile devices, and on Orbitz.com nearly 30 percent are being made via mobile devices.

•
In April, ebookers released a major update to its app for iPhone and iPad, "ebookers Travel: Flights, Hotels, Car Hire for iOS." The new app is the most full-featured app in the market and the first in Europe to have search and book functionality for the three main components of travel: hotels, flights and car hire.

Orbitz Partner Network

•
In July 2013, JTG, the second-largest offline travel agency in Australia and New Zealand, announced that it intends to partner with Orbitz Worldwide to host and power its new online travel site, to be called “helloworld.” The two companies expect to reach final terms in the third quarter 2013, with a launch of the site in early 2014.

•
In July 2013, Orbitz launched a five-part online video series, "Orbitz Originals: The Great Qatar Airways Adventure," hosted by award-winning travel expert Richard Bangs. Building on the success of previous "Orbitz Originals," which were viewed by hundreds of thousands of viewers during the past year, this unique content aims to give viewers the inspiration they seek to book the trip of a lifetime.

Partner Services

•
During the second quarter 2013, Orbitz Worldwide signed multi-year hotel distribution agreements with Accor and LaQuinta, as well as partnership agreements with a number of regional hotel groups including Ayres Hotels in California, Atlas Hotels in Israel, Barcelo Hotels in Latin America, and Grand International Hotels collection in Malaysia.

•
During the second quarter 2013, Orbitz Worldwide signed distribution agreements with a number of airlines including Alaska Airlines, Emirates, Qatar Airways, Arik Air, Porter Airlines, Seaborne Airlines and Silver Airways.

•
During the second quarter 2013, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including Atout France, Belize Tourism, European Travel Commission, Guatemala Tourism Board, Northern Territory (AU), Park City Convention and Visitor Bureau, Pure Michigan, South Australia Tourism, Trinidad & Tobago,  Utah Office of Tourism, Visit Savannah, Visit Sweden and Visit Dallas.

Outlook

For the third quarter 2013, the company expects:

•	Net revenue in the range of $214 million to $220 million; and

•	Adjusted EBITDA between $41 million and $45 million.

For the full year 2013, the company expects:

•	Net revenue in the range of $840 million to $850 million; and

•	Adjusted EBITDA growth between eight percent and ten percent.

This outlook assumes foreign exchange rates as of July 31, 2013.

Quarterly Conference Call

Orbitz Worldwide will host a conference call to discuss its second quarter 2013 results at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, August 8, 2013. A live webcast of the conference call can be accessed through the Orbitz Worldwide Investor Relations website at investors.orbitz.com. An archive of the webcast and a transcript will also be available on the website for at least 30 days.

About Orbitz Worldwide

Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to search for, plan and book a broad range of travel products and services including airline tickets, hotels, car rentals, cruises, and vacation packages. Orbitz Worldwide owns a portfolio of consumer brands that includes Orbitz.com (www.orbitz.com), CheapTickets (www.cheaptickets.com), ebookers (www.ebookers.com) and HotelClub (www.hotelclub.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (www.orbitz.com/OPN) delivers private label travel solutions to a broad range of partners including many of the world's largest airlines, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed corporate travel solutions for corporations. For more information on partnership opportunities with Orbitz Worldwide, visit corp.orbitz.com.

Orbitz Worldwide uses its Investor Relations website to make information available to its investors and the public at investors.orbitz.com. The public can sign up to receive email alerts whenever the company posts new information to the website.

Forward-Looking Statements

This press release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results could differ materially from the results expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release and its attachments include, but are not limited to, competition in the travel industry; factors affecting the level of travel activity, particularly air travel volume; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; maintenance and protection of the company's information technology and intellectual property; the outcome of pending litigation; the company's level of indebtedness; risks associated with doing business in multiple currencies; trends in the travel industry; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 8, 2013, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this press release is contained in Appendix A attached to this press release.

Media Contact:             Investor Contact:
Chris Chiames             Brian Wolf
+1 312 894 6890             +1 312 260 8301
chris.chiames@orbitz.com        brian.wolf@orbitz.com

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenue	$225,798	$200,977	$428,658	$390,756
Cost and expenses
Cost of revenue	39,288	35,385	80,582	71,501
Selling, general and administrative	69,301	67,312	141,665	137,625
Marketing	80,700	69,136	155,636	134,664
Depreciation and amortization	13,882	14,272	28,381	28,150
Impairment of property and equipment	—	—	2,577	—
Total operating expenses	203,171	186,105	408,841	371,940
Operating income	22,627	14,872	19,817	18,816
Other expense
Net interest expense	(12,734)	(9,284)	(22,263)	(19,239)
Other expense	(18,092)	—	(18,092)	(44)
Total other expense	(30,826)	(9,284)	(40,355)	(19,283)
Income (loss) before income taxes	(8,199)	5,588	(20,538)	(467)
Provision (benefit) for income taxes	(8,760)	1,004	(167,299)	1,460
Net income (loss)	$561	$4,584	$146,761	$(1,927)

Net income (loss) per share - basic
Net income (loss) per share	$0.01	$0.04	$1.37	$(0.02)
Weighted-average shares outstanding	107,231,148	105,150,691	106,765,207	104,981,607

Net income (loss) per share - diluted
Net income (loss) per share	$0.00	$0.04	$1.32	$(0.02)
Weighted-average shares outstanding	112,915,245	107,434,031	111,187,643	104,981,607

Orbitz Worldwide, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$222,741	$130,262
Accounts receivable (net of allowance for doubtful accounts of $870 and $903, respectively)	102,885	75,789
Prepaid expenses	13,137	11,018
Due from Travelport, net	15,728	5,617
Other current assets	18,091	3,072
Total current assets	372,582	225,758
Property and equipment (net of accumulated depreciation of $308,923 and $297,618)	122,776	132,544
Goodwill	345,388	345,388
Trademarks and trade names	90,096	90,790
Other intangible assets, net	411	830
Deferred income taxes, non-current	160,352	6,773
Restricted cash	91,932	24,485
Other non-current assets	25,942	7,746
Total Assets	$1,209,479	$834,314

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$28,421	$21,485
Accrued merchant payable	425,110	268,589
Accrued expenses	140,050	118,329
Deferred income	56,101	34,948
Term loan, current	13,500	24,708
Other current liabilities	2,560	5,365
Total current liabilities	665,742	473,424
Term loan, non-current	436,500	415,322
Tax sharing liability	61,464	70,912
Other non-current liabilities	17,707	17,319
Total Liabilities	1,181,413	976,977
Commitments and contingencies
Shareholders' Equity (Deficit):
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 107,617,556 and 105,119,044 shares issued, respectively	1,076	1,051
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,049,294	1,041,466
Accumulated deficit	(1,035,863)	(1,182,624)
Accumulated other comprehensive income/(loss) (net of accumulated tax benefit of $0 and $2,558)	13,611	(2,504)
Total Shareholders' Equity (Deficit)	28,066	(142,663)
Total Liabilities and Shareholders' Equity (Deficit)	$1,209,479	$834,314

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$146,761	($1,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,381	28,150
Impairment of property and equipment	2,577	—
Amortization of unfavorable contract liability	(1,790)	(2,220)
Non-cash net interest expense	7,506	7,490
Deferred income taxes	(167,545)	1,020
Stock compensation	6,875	4,292
Changes in assets and liabilities:
Accounts receivable	(29,804)	(17,496)
Due from Travelport, net	(10,301)	(13,233)
Accounts payable, accrued expenses and other current liabilities	26,390	16,790
Accrued merchant payable	158,729	71,753
Deferred income	22,015	19,210
Other	16,343	(9,700)
Net cash provided by operating activities	206,137	104,129

Investing activities:
Property and equipment additions	(17,957)	(23,770)
Changes in restricted cash	(67,943)	(650)
Net cash used in investing activities	(85,900)	(24,420)

Financing activities:
Payments on and retirement of term loan	(890,030)	(32,183)
Issuance of long-term debt, net of issuance costs	877,718	—
Employee tax withholdings related to net share settlements of equity-based awards	(4,611)	(1,414)
Proceeds from exercise of employee stock options	5,588	—
Payments on tax sharing liability	(12,949)	(10,864)
Payments on note payable	—	(114)
Net cash used in financing activities	(24,284)	(44,575)

Effects of changes in exchange rates on cash and cash equivalents	(3,474)	(869)
Net increase in cash and cash equivalents	92,479	34,265
Cash and cash equivalents at beginning of period	130,262	136,171
Cash and cash equivalents at end of period	$222,741	$170,436

Supplemental disclosure of cash flow information:
Income tax payments, net	$834	$1,016
Cash interest payments	$14,962	$15,446
Non-cash investing activity:
Capital expenditures incurred not yet paid	$5,622	$3,722

Appendix A: Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with borrowed funds (specifically, funds borrowed under its revolving credit facility), if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three and six months ended June 30, 2013 and 2012, are not defined under GAAP and do not purport to be an alternative to net income or net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net income (loss) to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net income (loss)	$561	$4,584	$146,761	$(1,927)
Net interest expense	12,734	9,284	22,263	19,239
Provision (benefit) for income taxes	(8,760)	1,004	(167,299)	1,460
Depreciation and amortization	13,882	14,272	28,381	28,150
EBITDA	$18,417	$29,144	$30,106	$46,922

EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
EBITDA	$18,417	$29,144	$30,106	$46,922
Impairment of property and equipment (a)	—	—	2,577	—
Net (gain) loss on extinguishment of debt (b)	18,089	—	18,089	—
Stock-based compensation expense	4,231	2,576	6,875	4,292
Restructuring (c)	(114)	—	3,749	—
Litigation settlements and other (d)	2,258	425	3,132	1,490
Adjusted EBITDA	$42,881	$32,145	$64,528	$52,704

(a)	Represents impairment of property and equipment in connection with the company's decision to exit the Away Network business.

(b)	Represents write-off of deferred financing fees and other refinancing costs in connection with the refinancing of the company's $450 million senior secured term loan facilities in May 2013.

(c)	Represents one-time costs associated with targeted cost actions the company undertook in the first quarter 2013.

(d)	Represents charges related to certain legal proceedings and other non-recurring professional fees.

Gross Bookings and Net Revenue, at Constant Currency
The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the Pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2013 Reported Gross Bookings	$2,479,941	$604,947	$3,084,888

Q2, 2012 Reported Gross Bookings	$2,399,412	$570,777	$2,970,189
Impact of Foreign Exchange Rates	—	(121)	(121)
Q2, 2012 Gross Bookings at Constant Currency	$2,399,412	$570,656	$2,970,068

Reported Gross Bookings Growth	3%	6%	4%
Gross Bookings Growth at Constant Currency	3%	6%	4%

Net Revenue
Q2, 2013 Reported Net Revenue	$164,565	$61,233	$225,798

Q2, 2012 Reported Net Revenue	$145,073	$55,904	$200,977
Impact of Foreign Exchange Rates	—	(228)	(228)
Q2, 2012 Net Revenue at Constant Currency	$145,073	$55,676	$200,749

Reported Net Revenue Growth	13%	10%	12%
Net Revenue Growth at Constant Currency	13%	10%	12%

	Six Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2013 Reported Gross Bookings	$4,904,897	$1,282,572	$6,187,469

Q2, 2012 Reported Gross Bookings	$4,891,976	$1,221,244	$6,113,220
Impact of Foreign Exchange Rates	—	(962)	(962)
Q2, 2012 Gross Bookings at Constant Currency	$4,891,976	$1,220,282	$6,112,258

Reported Gross Bookings Growth	—%	5%	1%
Gross Bookings Growth at Constant Currency	—%	5%	1%

Net Revenue
Q2, 2013 Reported Net Revenue	$314,771	$113,887	$428,658

Q2, 2012 Reported Net Revenue	$282,416	$108,340	$390,756
Impact of Foreign Exchange Rates	—	(454)	(454)
Q2, 2012 Net Revenue at Constant Currency	$282,416	$107,886	$390,302

Reported Net Revenue Growth	11%	5%	10%
Net Revenue Growth at Constant Currency	11%	6%	10%

Appendix B: Trended Operating Metrics

	2011			2012				2013
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Gross Bookings (in thousands)
Domestic	$2,414,061	$2,250,943	$2,056,277	$2,492,564	$2,399,412	$2,087,798	$1,968,503	$2,424,956	$2,479,941
International	583,146	599,207	461,734	650,467	570,777	562,698	505,259	677,625	604,947
Total	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581	$3,084,888

Standalone Air	$2,201,860	$2,026,135	$1,849,055	$2,202,538	$2,155,649	$1,821,937	$1,719,165	$2,027,713	$2,077,471
Non-air	795,347	824,015	668,956	940,493	814,540	828,559	754,597	1,074,868	1,007,417
Total	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762	$3,102,581	$3,084,888
Year over Year Gross Bookings Growth
Domestic	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%	3%
International	39%	31%	6%	9%	(2)%	(6)%	9%	4%	6%
Total	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%	4%

Standalone Air	(6)%	(1)%	(3)%	4%	(2)%	(10)%	(7)%	(8)%	(4)%
Non-air	9%	8%	4%	10%	2%	1%	13%	14%	24%
Total	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%	(1)%	4%

At Constant Currency
Domestic	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%	(3)%	3%
International	20%	17%	5%	10%	6%	2%	11%	4%	6%
Total	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%	4%

Standalone Air	(8)%	(3)%	(3)%	4%	(1)%	(9)%	(7)%	(8)%	(4)%
Non-air	5%	5%	3%	10%	4%	3%	13%	14%	24%
Total	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%	(1)%	4%

Net Revenue (in thousands)
Domestic	$142,026	$142,214	$128,547	$137,343	$145,073	$142,297	$137,378	$150,206	$164,565
International	59,800	60,710	48,599	52,436	55,904	56,006	52,359	52,654	61,233
Total	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860	$225,798

Standalone Air	$69,522	$63,850	$59,295	$72,244	$67,313	$61,917	$60,064	$69,251	$67,464
Non-air transactional	117,715	124,388	103,736	105,872	118,239	121,900	112,540	120,304	142,719
Non-transactional	14,589	14,686	14,115	11,663	15,425	14,486	17,133	13,305	15,615
Total	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737	$202,860	$225,798

International as a % of Total Net Revenue	30%	30%	27%	28%	28%	28%	28%	26%	27%
Year over Year Net Revenue Growth
Domestic	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%	13%
International	42%	32%	4%	4%	(7)%	(8)%	8%	0%	10%
Total	4%	4%	(3)%	3%	0%	(2)%	7%	7%	12%

Standalone Air	(2)%	(2)%	(11)%	0%	(3)%	(3)%	1%	(4)%	—%
Non-air transactional	8%	7%	2%	7%	0%	(2)%	9%	14%	21%
Non-transactional	8%	11%	4%	(16)%	6%	(1)%	21%	14%	1%
Total	4%	4%	(3)%	3%	0%	(2)%	7%	7%	12%

At Constant Currency
Domestic	(6)%	(4)%	(5)%	2%	2%	0%	7%	9%	13%
International	21%	17%	2%	4%	1%	0%	9%	1%	10%
Total	0%	1%	(3)%	3%	2%	0%	7%	7%	12%

Standalone Air	(5)%	(5)%	(12)%	0%	(1)%	0%	2%	(4)%	—%
Non-air transactional	3%	4%	1%	7%	2%	0%	9%	14%	21%
Non-transactional	6%	10%	4%	(16)%	7%	0%	22%	14%	2%
Total	0%	1%	(3)%	3%	2%	0%	7%	7%	12%

Orbitz Worldwide Transaction Growth	(9)%	(7)%	(10)%	1%	(4)%	(7)%	(4)%	(4)%	1%

Orbitz Worldwide Hotel Room Night Growth	(1)%	(1)%	(2)%	3%	3%	0%	7%	14%	20%